UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2020

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33338	13-2721761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street, Pittsburgh, Pennsylvania	15203-2329
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (412) 432-3300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OFF-BALANCE SHEET ARRANGEMENT.

The information disclosed in Item 8.01 below and in Item 1.01 of American Eagle Outfitters, Inc.’s (the “Company”) Current Report on Form 8-K filed on April 28, 2020 is incorporated by reference into this Item 2.03.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The information disclosed in Item 8.01 below and in Item 1.01 of the Company’s Current Report on Form 8-K filed on April 28, 2020 is incorporated by reference into this Item 3.02.

The Company issued and sold the Notes (as defined below) to the Initial Purchasers (as defined below) in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were or will be resold by the Initial Purchasers only to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon
Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. The Notes and the Company’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

A maximum of 68,350,664 shares of the Company’s common stock may be issued upon conversion of the Notes in full, based on the maximum conversion rate of 148.5884 shares of the Company’s common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustments.

ITEM 8.01.	OTHER EVENTS.

As previously disclosed in the Company’s Current Report on Form 8-K filed on April 28, 2020, on April 27, 2020, the Company completed its previously announced issuance and sale of $400 million aggregate principal amount of the Company’s 3.75% Convertible Senior Notes due 2025 (the “Notes”), and granted to the initial purchasers of the Notes (the “Initial Purchasers”) an option to purchase, for settlement within a period of 13 days from, and including, the date the Company first issued the Notes, up to an additional $60 million aggregate principal amount of the Notes (the “Option”).

On April 30, 2020, the Initial Purchasers partially exercised the Option, for $15.025 million aggregate principal amount of the Notes (the “Additional Notes”), and on May 1, 2020, the Company completed the issuance and sale of the Additional Notes. The net proceeds to the Company from the issuance and sale of the Additional Notes were approximately $14.7 million, after deducting the Initial Purchasers’ discounts and commissions and the Company’s estimated expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 4, 2020

AMERICAN EAGLE OUTFITTERS, INC.

By:	/s/ Stacy B. Siegal
Name:	Stacy B. Siegal
Title:	Executive Vice President, General Counsel